REGISTRATION NO. 33-____


                              Form S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SYSCO CORPORATION
          (Exact name of registrant as specified in its charter)


           Delaware                         71-1648137
(State or other jurisdiction             (I.R.S. Employer
 of incorporation or organization)       Identification No.)


        1390 Enclave Parkway, Houston, Texas 77077-2099
      (Address of Principal Executive Offices) (Zip Code)

                      Sysco Corporation
          Non-Employee Directors Stock Option Plan
                  (Full title of the plan)


              Thomas P. Kurz, General Counsel
                     Sysco Corporation
                   1390 Enclave Parkway
                Houston, Texas  77077-2027
           (Name and address of agent for service)

                           (713) 584-1390
  (Telephone number, including area code, of agent for service)

                             Copies to:

                         Jonathan Golden, Esq.
                      Arnall Golden & Gregory
                    1201 West Peachtree Street
                     2800 One Atlantic Center
                   Atlanta, Georgia  30309-3400
                           (404) 873-8500

                      Calculation of Registration Fee*
_________________________________________________________________
                            Proposed     Proposed
Title of                    maximum      maximum
securities     Amount       offering     aggregate   Amount of
to be          to be        price        offering    registration
registered     registered   per share    price       fee
_________________________________________________________________
Common
Stock,
$1.00 par       200,000     $33.1875    $6,637,500   $2,288.80
value           shares


* Calculated pursuant to Rule 457(h), based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on
     February 23, 1996.

                          PART II
                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


     Item 3. Incorporation of Certain Documents by Reference.
The following documents are incorporated by reference in the Registration Statement:

     (a) The registrant's report on Form 10-K for the fiscal year ended July 1, 1995.

     (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended July 1, 1995.

     (c) The description of the registrant's Common Stock contained in the registrant's registration statement filed under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.  Not applicable.

     Item 5. Interests of Named Experts and Counsel. Certain legal matters will be passed upon for the registrant by Arnall Golden & Gregory, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden & Gregory), is a director of the registrant. As of the date hereof, attorneys with Arnall Golden & Gregory beneficially own an aggregate of 25,340 shares of the registrant's Common Stock.

     Item 6. Indemnification of Directors and Officers. The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. The registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to the registrant's By-laws, the registrant maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of the registrant against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such. In addition, the registrant has entered into indemnification agreements with certain of its officers and directors.

     Item 7. Exemption from Registration Claimed. Not applicable.

     Item 8. Exhibits. The following Exhibits are furnished as part of this Registration Statement:


                        EXHIBITS


EXHIBIT NO.                      DESCRIPTION


   5      Opinion of Arnall Golden & Gregory regarding legality

  24(a)   Consent of Arnall Golden & Gregory
          (included as part of Exhibit 5 hereto)

  24(b)   Consent of Arthur Andersen LLP

  25      Power of Attorney (contained on signature page)

     Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of
                      1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
                 (iii)  To include any material information with
                      respect to the plan of distribution not
                      previously disclosed in the Registration
                      Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)
                      (i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those
                      paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 23, 1996.


                    SYSCO CORPORATION
                    By:  Bill M. Lindig

                    Bill M. Lindig
                    -------------------
                    Bill M. Lindig
                    President and Chief Executive
                    Officer


                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bill M. Lindig and John K. Stubblefield, Jr., and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such individual and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes of said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth below and on the date indicated above.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND
DIRECTORS:


Bill M. Lindig                President, Chief Executive Officer
-------------------------     and Director (principal executive
Bill M. Lindig                officer)

John K. Stubblefield, Jr.     Senior Vice President and Chief
-------------------------     Financial Officer (principal
John K. Stubblefield, Jr.     financial and accounting officer)

John F. Woodhouse             Chairman of the Board of Directors
-------------------------
John F. Woodhouse

John W. Anderson              Director
-------------------------
John W. Anderson

John F. Baugh                 Director
-------------------------
John F. Baugh

Colin G. Campbell             Director
-------------------------
Colin G. Campbell

Charles H. Cotros             Director
-------------------------
Charles H. Cotros

Frank A. Godchaux III         Director
-------------------------
Frank A. Godchaux III

Jonathan Golden               Director
-------------------------
Jonathan Golden

Donald J. Keller              Director
-------------------------
Donald J. Keller

Richard G. Merrill            Director
-------------------------
Richard G. Merrill

Donald H. Pegler, Jr.         Director
-------------------------
Donald H. Pegler, Jr.

Frank H. Richardson           Director
-------------------------
Frank H. Richardson

Phyllis S. Sewell             Director
-------------------------
Phyllis S. Sewell

Arthur J. Swenka              Director
-------------------------
Arthur J. Swenka

Thomas B. Walker, Jr.         Director
-------------------------
Thomas B. Walker, Jr.